UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

Lumera Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2008, Lumera Corporation (the “Company”) received a NASDAQ Staff Determination indicating that the Company fails to comply with the minimum stockholders' equity requirements for continued listing, set forth in Marketplace Rule 4450(a)(3) and that its common stock is therefore scheduled to be delisted from The NASDAQ Global Market on November 28, 2008.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination, and to request that consideration of the matter be postponed until after Lumera's upcoming annual meeting, at which its proposed merger with GigOptix LLC will be considered. After that point, the new GigOptix Inc. may propose to have its stock listed on the NASDAQ Global Market, to move to the NASDAQ Capital Market or to agree that its stock will be delisted, in which case it would be traded on the OTCBB.

On November 19, 2008, the Company issued a press release announcing its receipt of the Panel's notification. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on November 19, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION By: /s/ Peter J. Biere Name: Peter J. Biere Title: Chief Financial Officer and Treasurer

Date: November 24, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on November 19, 2008